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EXHIBIT 10.03 KHI CONSTRUCTION CONTRACT

                              THE CONTRACT

     WHEREAS:

     Powerball Technologies, L.C.C. (Powerball), a corporation organized under the laws of Utah, wishes to demonstrate at the pilot plant level, a unique process which produces sodium metal from sodium hydroxide and methane gas, and obtain process, material of construction, and other data from such a pilot plant for the future construction of a commercial plant.

     KHI Engineering, Inc. (KHI), a engineering and construction corporation organized under the laws of Utah, has been working with Powerball and have suggested a process scheme,, reactor design and other important process features which when operated may yield the necessary data Powerball desires as well as demonstrating the viability of this unique route to sodium metal.

     Therefore Powerball and KHI agree as follows:


I.  THE WORK
-------------
     KHI will design, procure all equipment and materials and construct the said pilot plant at the J.C. Industries building at 2095 West 2200 South, Salt Lake City, Utah.

     The pilot plant will consist of the following:

     1.   A system to melt sodium hydroxide pellets.
     2.   A furnace to preheat the methane and sodium hydroxide.
     3.   A reactor wherein the sodium metal is produced.
     4. A cooling and quench system where the products form the reactor are cooled and the sodium metal collected.

     This equipment will be arranged in process rack for ease in access, operation, repair and maintenance. The process will be computer controlled. The process scheme is shown on the attached flowsheet and made a part of this Contract.

     In as much as this process operates at high temperatures near the limit of corrosion resistance for metals and refractories, and the feedstock and product materials are highly reactive, a variety of materials of construction will be used in the pilot plant in order to evaluate corrosion resistance and reduce cost.

     A target design rate of 100 lbs/hr of sodium production will be used as the basis of the design.

     KHI will have no responsibility to operate the pilot plant, maintain the pilot plant, revise the pilot plant, etc. KHI's responsibility under this Contract shall end upon pilot plant startup. However KHI will be available to consult, answer questions and otherwise encourage Powerball in the successful operation of the pilot plant.

II.  RESPONSIBILITY OF POWERBALL
---------------------------------
     Powerball shall make available the pilot plant site during normal working hours.
     Powerball shall provide normal utilities, sanitary facilities, office, and telephone for KHI personnel use.
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     Powerball shall provide insurance for the operation of the pilot plant and indemnify and hold KHI Engineering harmless should any accident occur during operation.

     Powerball shall operate the pilot plant.


III.  PAYMENT OF SERVICES
--------------------------
     Powerball shall pay to KHI Engineering a sum of $250,000.00 (two hunderd and fifty thousand dollars) in payments as followes:

     1.   $50,000.00 at start of the work and authorization to proceed.
     2.   $100,000.00 after one (1) month (approximately April 1, 1999).
     3.   $75,000.00 after two (2) months (approximately May 1, 1999).
     4.   $25,000.00 prior to turnover of the pilot plant to Powerball.


IV.  SCHEDULE
--------------
     KHI will start work on the project immediately upon authorization from Powerball and start pilot plant construction at the Powerball site the week on March 8, 1999.

     In as much as there are several purchased items requiring 8-12 week deliveries, KHI will perform the work so as to instal the long delivery items last and put forth their best efforts to have the pilot plant completed and ready for operation on or before May 30,1999.


V.  GUARANTY
-------------
     The process being developed in the pilot plant is new and unique and KHI have no specific first hand knowledge of the conditions, materials of construction, temperature rates, etc., connected with the process.

     However, KHI does warrant that it will use normally accepted engineering principles in designing and building the pilot plant and put forth their best efforts to assure a successful project.


VI.  PATENTS
-------------
     KHI shall not cause to be used in the pilot plant, apparatus, materials or processes which are known to be patented or subject to patent application without KHI advising Powerball in writing that it wishes Powerball to use said apparatus, material or process in the pilot plant and Powerball enters into a formal Contract to license such apparatus, material or processes from the rightful patent holder.

     All ideas, concepts, equipment designs, etc, which KHI has developed in connection with the pilot plant shall be owned by Powerball Technologies.


VII.  TERM AND TERMINATIONS
----------------------------
     This Contract shall become effective on the date of execution of this

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Contract and shall terminate on the Start-up Date.  Termination of this
Contract for any reason, however, shall not nullify the parties' obligations under Section (Guarantee), above.

     In the event of a breach of any provision of this Contract by either party (the "Defaulting Party"), the other party may terminate the Contract by giving thirty (30_ days written notice of such breach to the Defaulting Party; provided, however, that this Contract shall not be terminate if within such thirty day period the Defaulting Party fully cures such breach.

     Failure to make timely advances of funds to KHI as outlined in this Contract shall constitute a material breach of this Contract and will cause KHI to stop work immediately until the problem is resolved.

     In the event either party becomes insolvent or makes an assignment for the benefit of creditors or becomes the subject to any bankruptcy proceeding, then in such event, and to the extent permitted by applicable law, the other party may at any time upon giving written notice to the party mentioned above, immediately terminate this Contract.


VIII.  INDEPENDENT CONTRACTOR
------------------------------
     KHI shall perform all duties associated with the work as an independent contractor, and not as an agent for Powerball. Unless otherwise expressly provided in this Contract.


IX.  HOLD HARMLESS
-------------------
     Powerball shall indemnify, defend and hold harmless KHI from, against and in respect of any and all claims, demands, losses, legal costs and expenses, liabilities, damages, recoveries and judgements arising from the Work, unless the same are incurred as a result of KHI's gross negligence, bad faith or willful misconduct, including a wilfully exceeding KHI's authority under Contract.


X.   INSURANCE
---------------
     Powerball shall maintain, for the benefit of KHI, a liability insurance policy covering KHI in an amount deemed appropriate by both parties during the operation period of the pilot plant and shall submit to KHI copies of said insurance policies prior tot he start of work.


XI.  FORCE MAJEURE
-------------------
     Neither party shall be responsible to the other for delays or failure to perform any of the obligations imposed by this Contract, provided such failure shall be occasioned by force majeure including, ut not limited to, acts of nature, governmental authority, acts of God acts of terrorism, strikes or together concerted acts of labor, civil commotion, riot, war, transportation difficulties, labor shortage, or any cause of like or unlike nature beyond the reasonable control and without fault or negligence of such party. The foregoing shall not e considered a waiver of either party's obligations under this Contract, and as soon as such occurrence shall cease, the party affected by such occurrence shall promptly fulfill its obligations.


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XII.  NOTICES
--------------
     All notices, requests, consents and other communications required of this Contract shall be in writing and shall be sufficient for all purposes if personally delivered or if sent by a mutually acceptable air courier, expenses prepaid, or if sent by facsimile at the respective facsimile number and a copy thereof sent by certified or registered air courier as provided above, and in any case, addressed as follows:

     If to Powerball, to:

               Powerball Technologies
               2095 West 2200 South
               Salt Lake City, Utah 84119
               Attention: Jed Checketts
               Facsimile Number: (801) 972-5032


     If to KHI, to:

               KHI Engineering, Incorporated
               807 East  South Temple, Suite 100
               Salt Lake City, Utah 84102
               Attention: Kent Hatfield
               Facsimile Number: (801) 531-6540

     If personally delivered, notices or other communications under this Contract shall be deemed to have been given and received and shall be effective when personally delivered. If sent by courier in the form specified herein, notices and other communications under this Contract shall be deemed to have been given and received and shall be effective three(3) business days after delivery to the courier upon actual receipt, whichever occurs firs. If sent by facsimile in the form specified and a copy thereof sent by certified or registered air mail as herein specified, notices and other communications shall be deemed to have been given and received and shall be effective on the date actually received.

     Powerball or KHI may change the address and/or facsimile number to which notices and other communications under this Contract are to be directed by giving written notice of such change to the other party in the manner provided in this section.


XIII.  SEVERABILITY
--------------------
     The invalidity of any provision of this Contract, as determined by a court of competent jurisdiction or governmental authority, shall in no way effect the validity of any other provision of this Contract. The parties agree that should any of the provisions of this Contract be held so invalid, they shall negotiate, in good faith, to amend this Contract so as to comply with applicable governing law.


XIV.  ASSIGNMENTS
------------------
     This Contract shall not be assignable by either party without the prior written consent of the other party. No assignment of this Contract shall be valid until and unless this Contract shall have been assumed by the assignee. When duly assigned in accordance with the foregoing, this Contract shall be binding upon and shall inure to the benefit of the assignee.

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XV. REPRESENTATIONS AND WARRANTIES
-----------------------------------
     The making, execution and delivery of this Contract by Powerball and KHI have not been induced by any representations, statements, warranties or Contracts other than those set forth in this Contract, and KHI's obligation with respect to the Work embodied herein shall be limited to the provisions hereof, KHI shall not be liable for delays or loss of time in putting the pilot plant in operation, or for loss of profits or products, unless otherwise herein.


XVI.  ENTIRE CONTRACT AND AMENDMENTS
-------------------------------------
     This Contract constitutes the entire Contract between the partied, and supersedes all previous or contemporaneous Contracts or representations of the parties with respect tot he subject matter of this Contract. No right, express or implied, is granted except as specifically set forth in this Contract. All changes or amendments or changes to this Contract shall be in writing and shall be approved, to the extent necessary, by both parties.


XVII.  APPLICABLE LAW
----------------------
     This Contract shall be governed by and construed in accordance with the laws of the State of Utah.


XIII.  HEADINGS
----------------
     The article and section headings contained in this Contract are for the purpose of reference only and shall not limit, expand or otherwise affect the construction of any provision of this Contract.


XIX.  COSTS OF ENFORCEMENT
---------------------------
     In the event of a dispute over, arising out of related to any term or provision of the Contract or any right or obligation under the Contract, the party prevailing in any proceeding brought by reason of the dispute shall be entitled to recover from the other party its costs, including reasonable attorneys' fees, incurred in enforcing this Contract, whether those costs are incurred through arbitration or otherwise.


     IN WITNESS WHEREOF, the parties hereto have executed this Contract in duplicate originals as of the day and year first above written.

                                    KHI ENGINEERING INCORPORATED

                                 By /s/ Kent Hatfield
                                    -----------------------------
                                    (President)



                                    POWERBALL TECHNOLOGIES, L.L.C.

                                 By /s/ Jed Checketts
                                    -------------------------------
                                    (President)